UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2016

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant’s telephone number, including area code	(740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions

On September 8, 2016, Rocky Brands, Inc. (the “Company”) announced that David Sharp resigned from his positions as President and Chief Executive Officer, and as a member of the Board of Directors of the Company, effective September 8, 2016. Subject to execution and non-revocation of a release of claims against the Company, the Company has agreed to treat the resignation as a termination without cause under Mr. Sharp’s employment agreement.

The Company also announced that Mike Brooks has been appointed Interim Chief Executive Officer of the Company, effective September 8, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: September 12, 2016	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

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